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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-49654) of our reports dated May 15, 2000 relating to the financial statements and the financial statement schedule, which appear in Intraware, Inc.'s Annual Report on Form 10-K for the year ended February 29, 2000, as amended on the Form 10-K/A filed on November 9, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
January 26, 2001